COMMON STOCK

Par Value One Cent

BLUEGREEN CORPORATION

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

This Certificate is Transferable in Jersey City, NJ or New York, NY

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

CUSIP  096231  10  5

SEE REVERSE FOR CERTAIN DEFINITIONS

Dated:

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

By

AUTHORIZED SIGNATURE

TREASURER AND CHIEF FINANCIAL OFFICER

BY

NUMBER

BXG 2539

SHARES

BLUEGREEN CORPORATION

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Bluegreen Corporation and Mellon Investor Services LLC, dated as of July 27, 2006, as it may be amended or supplemented from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Bluegreen Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Bluegreen Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

          The Corporation is authorized to issue Preferred Stock and Common Stock. The Preferred Stock may be divided into and issued in one or more series, having such preferences, voting powers, qualifications and special and relative rights as may be established by the Board of Directors from time to time. The Corporation will furnish to the holder hereof upon written request and without charge a copy of the full text, as set-forth in the Corporation’s Articles of Organization, of the preferences, voting powers, qualifications and special and relative rights of the shares of each class (and each series of a class, if any) of its capital stock authorized to be issued as of the date of such request. Requests for copies should be directed to the Corporation at its principal office.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		(Cust)	(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          For value received, ______________________________________________ hereby sell assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of

the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to

transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,	Sign Here:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.